SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

H. J. Heinz Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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The following letter was distributed to Heinz’s employees on March 3, 2006:

Employee Communications

Dear Fellow Employees:

Below is a news release we are sending today. It discusses communications Heinz has received from a shareholder regarding suggested changes to our company.

I am pleased that we continue to make good progress against our current growth strategy. We are successfully building on our strengths and focusing on innovation for our big brands in our three core categories of ketchup & sauces, meals & snacks and infant nutrition.

Going forward, we must continue to drive for growth and shareholder value. We must also reduce our costs still further to create the fuel to grow and invest in our brands. The board and our management team are confident in our strategic plan and steadfast in our appreciation for your initiative and dedication.

William R. Johnson
Chairman, President and CEO

Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement when it becomes available, as it will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H. J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of Heinz's shareholders is available on Schedule 14A filed with the Securities and Exchange Commission on March 3, 2006.

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Heinz Confirms Receipt of Director Nomination Proposal

Pittsburgh, PA, March 3, 2006 -- H. J. Heinz Company [NYSE:HNZ] said today that it has received notice from Trian Partners Master Fund, L.P., a Cayman Islands exempted limited partnership, on behalf of itself and certain other persons, that it sought to nominate five individuals for election to Heinz’s Board of Directors at Heinz’s 2006 annual meeting of shareholders.

      They include: Nelson Peltz, CEO of Trian Fund Management, L.P.; Peter W. May, President of Trian Fund Management, L.P.; Edward P. Garden, Portfolio Manager of Trian Fund Management, L.P.; Michael Weinstein, Chairman of Inov8 Beverage Company LLC; and Gregory J. Norman, Chairman and CEO of Great White Shark Enterprises Inc.

      The notice also seeks in effect to restrict Heinz’s Board of Directors from making any amendments to the Company’s By-Laws which would impede or restrict Trian Partners from electing its five nominees to Heinz’s Board of Directors.

      The notice will be forwarded to the Corporate Governance Committee of the Company’s Board of Directors for review.

      Over the past three years, Heinz has transformed itself to focus on leading brands and core categories and to maximize shareholder value. Some of the key accomplishments include:

  The highly successful $2 billion, tax-free spin-off of non-core, North American businesses to Del Monte in Fiscal 2003, which has led to three years of strong sales and profit growth in Heinz North America.
  In the current fiscal year, the Company is replicating this North American success model in Europe and Asia Pacific.
  Over the past three years, the Company has generated a record of more than $3 billion in cash flow from operations.
  Notably, in the past 12 months, Heinz has returned more than $1 billion to shareholders through dividends and share buybacks.

      Heinz remains committed to addressing the current challenges in the packaged foods industry, growing the Company and creating sustainable long-term value for all shareholders.

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SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

     This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Uncertainties contained in such statements include, but are not limited to, sales, earnings, and volume growth, general economic, political, and industry conditions, competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, energy and raw material costs, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls, the ability to maintain favorable supplier relationships, achieving cost savings and gross margins objectives, currency valuations and interest rate fluctuations, change in credit ratings, the ability to identify and complete and the timing, pricing and success of acquisitions, joint ventures, divestitures and other strategic initiatives, approval of acquisitions and divestitures by competition authorities and satisfaction of other legal requirements, the success of Heinz’s growth and innovation strategy and the ability to limit disruptions to the business resulting from the emphasis on three core categories and potential divestitures, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix, the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency and cash flow initiatives, risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and other laws and regulations, including tax laws, the success of tax planning strategies, the possibility of increased pension expense and contributions and other people-related costs, the possibility of an impairment in Heinz’s investments, and other factors described in “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Form 10-K for the fiscal year ended April 27, 2005. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

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ABOUT HEINZ: H.J. Heinz Company, offering “Good Food, Every Day™,” is one of the world's leading marketers and producers of branded foods in ketchup, condiments, sauces, meals, soups, seafood, snacks, and infant foods. Heinz satisfies hungry consumers in every outlet, from supermarkets to restaurants to convenience stores and kiosks. Heinz is a global family of leading brands, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing nearly one-third of total sales or close to $3 billion), HP® and Lea & Perrins®, Ore-Ida® french fries and roasted potatoes, Boston Market® and Smart Ones® meals, and Plasmon® baby food. Heinz's 50 companies have number-one or number-two brands in 200 countries, showcased by Heinz® Ketchup, The World's Favorite Ketchup(TM). Information on Heinz is available at www.heinz.com/news.

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CONTACT:

Media:
Ted Smyth, 412-456-5780;
Debbie Foster, 412-456-5778;
OR
Investors:
Jack Runkel, 412-456-6034.

# # #

INFORMATION REGARDING PARTICIPANTS

     H. J. Heinz Company (“Heinz”), its directors and certain of its officers and employees may be deemed to be participants in a solicitation of proxies in connection with Heinz’s upcoming 2006 annual meeting of stockholders. Each of the directors of Heinz and each of the officers and employees of Heinz who may be deemed to be participants in the solicitation are listed below, together with the number of equity securities of Heinz beneficially owned by each of these persons as of February 28, 2006.

		Shares of Common Stock
Name	Title	Owned (1)(2)(3)(4)

	Chairman, President, Chief Executive
William R. Johnson	Officer and Director	3,431,822

	Executive Vice President – Global
	Foodservices and President and CEO
Jeffrey P. Berger	– Heinz North America Foodservice	558,669

	Senior Vice President and General
Theodore N. Bobby	Counsel	169,818

Charles E. Bunch	Director	8,000

Mary C. Choksi	Director	17,411

	Vice President – Office of the
David A. Ciesinski	Chairman and Strategy	6,337

Leonard S. Coleman, Jr.	Director	11,100

Peter H. Coors	Director	11,200

John G. Drosdick	Director	500

	Vice President – Corporate
Debora S. Foster	Communications	1,402,525

Edith E. Holiday	Director	14,470

	Executive Vice President – President
	and Chief Executive Officer Heinz
Joseph Jimenez	Europe	772,612

Candace Kendle	Director	11,900

	Senior Vice President – Finance and
Edward J. McMenamin	Corporate Controller	249,436

	Senior Vice President – Asia & Rest
Michael D. Milone	of World	448,157

	Senior Vice President – President
David C. Moran	Heinz Consumer Products	381,319

C. Scott O’Hara	Executive Vice President Asia-Pacific	30

Dean R. O’Hare	Director	11,200

Dennis H. Reilley	Director	500

John Runkel	Vice President – Investor Relations	118,315

	Senior Vice President and Chief
D. Edward I. Smyth	Administrative Officer	444,225

Lynn C. Swann	Director	10,317

Thomas J. Usher	Director	21,917

	Executive Vice President and Chief
Arthur B. Winkleblack	Financial Officer	288,897

(1)	Shares listed in this column include all shares in which the named individuals have a present beneficial economic interest, and also include all shares allocated to the accounts of the named individuals under the Company’s Employees Retirement and Savings Plan (W.R. Johnson, 82,066; J.P. Berger, 26,895; T.N. Bobby, 15,019; D.A. Ciesinski, 575; D.S. Foster, 2,212; J. Jimenez, 12,617; E.J. McMenamin, 14,307; M.D. Milone, 8,051; D.C. Moran, 239; C.S. O’Hara, 30; J. Runkel, 10,437; D.E.I. Smyth, 23,098; and A.B. Winkleblack, 2,872). Each person has both sole voting and sole investment power with respect to the shares listed unless otherwise indicated.

(2)	Shares listed include shares subject to stock options granted under the Company’s stock option plans and exercisable within 60 days following March 1, 2006 (W.R. Johnson, 2,881,974; J.P. Berger, 314,788; T.N. Bobby, 142,053; D.A. Ciesinski, 5,545; D.S. Foster, 50,559; J. Jimenez, 703,663; E.J. McMenamin, 213,066; M.D. Milone, 399,565; D.C. Moran, 368,945; C.S. O’Hara, 0; J. Runkel, 124,220; D.E.I. Smyth, 389,651; and A.B. Winkleblack, 259,636.

(3)	Shares listed for Ms. Foster also include 1,338,430 shares held by The Eden Hall Foundation of which Ms. Foster is a director and officer, with respect to which Ms. Foster has shared voting power.

(4)	Shares listed for Mr. Usher also include 1,000 shares held by a trust of which Mr. Usher is co-trustee and sole beneficiary.

     Heinz will file a proxy statement in connection with its 2006 annual meeting of stockholders. Heinz stockholders are strongly advised to read the proxy statement and the accompanying WHITE proxy card when they become available, as they will contain important information. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Heinz with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Heinz’s Internet website at www.heinz.com or by writing to H.J. Heinz Company, World Headquarters, 600 Grant Street, Pittsburgh, Pennsylvania 15219. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322 2885 toll-free or by email at proxy@mackenziepartners.com.